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Crown Crafts, Inc.

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For Immediate Release	July 23, 2010
Crown Crafts to Present at Two Industry Conferences
WallStreet Research Small Cap Conference VI — New York
Southwest IDEAS Investor Conference — Dallas, TX
Gonzales, Louisiana — Crown Crafts, Inc. (NASDAQ-CM: CRWS) today announced that E. Randall Chestnut, Chairman, President and Chief Executive Officer, and Olivia Elliott, Vice President and Chief Financial Officer, will present on Thursday, August 12, 2010 at the upcoming WallStreet Research Small Cap Conference VI, to be held at the NASDAQ Market Site and Penn Club of New York. Additionally, management is scheduled to present at the Southwest IDEAS Investor Conference to be held at the Hilton Anatole Hotel in Dallas on November 10-11, 2010.
Both conferences represent strong venues for investor outreach and communication to a mix of accredited investors, fund managers and analysts. Each presentation will be webcast and available for live viewing on the Company’s website, www.crowncrafts.com.
About WallStreet Research Small Cap Conference
WallStreet Research, an affiliate of Alan Stone & Company LLC, is proud to sponsor the sixth annual WallStreet Research Small Cap Conference, hosted again by Alan Stone. These networking and investment events bring together some of the top emerging companies from America and abroad. WallStreet Research serves as an information link between emerging growth public companies and investors in the financial marketplace and provides the investment community with independent research coverage of selected quality small cap stocks.

About Southwest IDEAS Investor Conference
The Southwest IDEAS Investor Conference is sponsored by Three Point Advisors, LLC, a Dallas-based investor relations firm, and the CFA Society of Dallas-Fort Worth. Additional sponsors include The NASDAQ OMX Group, Hodges Capital Management and Baldwin Anthony Securities, Inc. The Conference is an annual opportunity for public companies to communicate directly with existing and potential stockholders and attracts investment professionals from throughout the country, including mutual fund managers, portfolio managers, hedge fund managers, buyside analysts, brokerage firm analysts and independent research analysts.
About Crown Crafts, Inc.
Crown Crafts, Inc. designs, markets and distributes infant, toddler and juvenile consumer products, including crib and toddler bedding and blankets; nursery and bath accessories; reusable and disposable bibs and floor mats; burp cloths; room décor; and disposable placemats, toilet seat covers and changing mats. The Company’s operating subsidiaries include Hamco, Inc. in Louisiana and Crown Crafts Infant Products, Inc. in California. Crown Crafts is America’s largest producer of infant bedding, bibs and bath items. The Company’s products include licensed and branded collections as well as exclusive private label programs for certain of its customers. The Company’s website is www.crowncrafts.com.
Contact — For Crown Crafts, Inc.:

Investor Relations Department	or	Halliburton Investor Relations
225-647-9146		972-458-8000